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                                                              EXHIBIT (N)(2)


INDEPENDENT AUDITORS' CONSENT


MuniHoldings FloridaInsured Fund II

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-42055 of our report dated February 18, 1998 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
February 20, 1998